                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1993
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
                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/93.... 66,136,396    66,136,396
  Dilutive Effect for Nonqualified Stock Options at
   12/31/93........................................    173,417       193,693
                                                    ----------    ----------
  Weighted Average Shares at 12/31/93.............. 66,309,813    66,330,089
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  156,140    $  156,140
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  153,077    $  153,077
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     2.31(a) $     2.31(a)
                                                    ==========    ==========




Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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

                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1992
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
                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/92.... 66,715,941    66,715,941
  Dilutive Effect for Nonqualified Stock Options at
   12/31/92........................................    115,467       144,072
                                                    ----------    ----------
  Weighted Average Shares at 12/31/92.............. 66,831,408    66,860,013
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  136,648    $  136,648
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  133,585    $  133,585
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     1.99(a) $     1.99(a)
                                                    ==========    ==========




Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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

                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1991
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
                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/91 Be-
   fore Conversion................................. 67,035,495    67,035,495
  Common Shares Reserved for Conversion of 4 1/4%
   Convertible Debentures at 12/31/91..............        --        219,359
  Dilutive Effect for Nonqualified Stock Options at
   12/31/91........................................    157,939       174,969
                                                    ----------    ----------
  Weighted Average Shares at 12/31/91.............. 67,193,434    67,429,823
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  133,388    $  133,388
  Plus: Interest Expense--Net of Income Tax Ef-
   fect............................................        --            115
                                                    ----------    ----------
  Net Income.......................................    133,388       133,503
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  130,325    $  130,440
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     1.93(a) $     1.93(a)
                                                    ==========    ==========




Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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